As filed with the Securities and Exchange Commission on May 2, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1746596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

Suite T-900

McLean, VA 22102

(Address, including zip code, of principal executive offices)

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Mark S. Ordan

Chief Executive Officer

Sunrise Senior Living, Inc.

7900 Westpark Drive

Suite T-900

McLean, VA 22102

(Name and address of agent for service)

(703) 273-7500

(Telephone number, including area code, of agent for service)

Copy to:

Martin R. Rosenbaum, Esq.

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-4140

(612) 672-8326

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share(1)	3,000,000 shares	$6.33	$18,990,000	$2,176.25

(1)	This registration statement also applies to rights to purchase Series D Junior Participating Preferred Stock of Sunrise Senior Living, Inc. (the “Company” or the “Registrant”), pursuant to the Rights Agreement, dated as of April 24, 2006, as amended by the First, Second and Third Amendments thereto, dated as of November 19, 2008, January 27, 2010 and December 16, 2011, respectively, between the Company and American Stock Transfer & Trust Company, as Rights Agent (as amended, the “Rights Agreement”), which rights are attached to, and, until the occurrence of a triggering event under the Rights Agreement, tradable only with, the Common Stock registered hereby.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover, in addition to the number of shares of Common Stock shown above, an indeterminate number of additional shares that may become issuable under the 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”) to prevent dilution as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of Common Stock.
(3)	Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated based on the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on April 25, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,000,000 shares of Common Stock of the Company that may be offered and sold under the 2008 Plan, together with the associated rights under the Rights Agreement. The increase in the number of shares of Common Stock that may be offered and sold under the 2008 Plan was approved by the Company’s stockholders at the Company’s annual meeting held on May 2, 2012.

INCORPORATION BY REFERENCE

The contents of the Company’s previously filed Registration Statements on Form S-8 (Registration Nos. 333-160796 and 333-167023) relating to the 2008 Plan filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2009 and May 21, 2010, respectively, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed on the exhibit index, which appears elsewhere in this Registration Statement and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia on May 2, 2012.

SUNRISE SENIOR LIVING, INC.

By:	/s/ Mark S. Ordan
Mark S. Ordan
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark S. Ordan and C. Marc Richards signing singly as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Ordan Mark S. Ordan	Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2012

/s/ C. Marc Richards C. Marc Richards	Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2012

/s/ Paul J. Klaassen Paul J. Klaassen	Non-Executive Chair of the Board	May 2, 2012

/s/ Glyn F. Aeppel Glyn F. Aeppel	Director	May 2, 2012

/s/ Thomas J. Donohue Thomas J. Donohue	Director	May 2, 2012

/s/ Stephen D. Harlan Stephen D. Harlan	Director	May 2, 2012

/s/ Lynn Krominga Lynn Krominga	Director	May 2, 2012

/s/ William G. Little William G. Little	Director	May 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement, dated as of April 24, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), which includes the form of Certificate of Designation of the Series D Junior Participating Preferred Stock as Exhibit A, the Summary of Rights to Purchase Series D Junior Participating Preferred Stock as Exhibit B and the form of Rights Certificate as Exhibit C (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 21, 2006)

4.2	First Amendment to the Rights Agreement, dated as of November 19, 2008, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2008)

4.3	Second Amendment to the Rights Agreement, dated as of January 27, 2010, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2010)

4.4	Third Amendment to the Rights Agreement, dated as of December 16, 2011, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2011)

5.1*	Opinion of Maslon Edelman Borman & Brand, LLP regarding the legality of the securities registered hereby

23.1	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ernst & Young LLP

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

99.1*	Sunrise Senior Living, Inc. 2008 Omnibus Incentive Plan, as amended

*	Filed herewith

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